UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2026
TERAWULF INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41163	87-1909475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9 Federal Street
Easton, Maryland 21601
(Address of principal executive offices) (Zip Code)
(410) 770-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	WULF	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On October 23, 2026 (the “Effective Date”), TeraWulf Inc. (“TeraWulf” or the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Existing Credit Agreement (as defined below), by and among the Company, as borrower, certain of the Company’s subsidiaries, as guarantors, the lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent (the “Agent”). The Amendment amends that certain Revolving Credit Agreement, dated as of May 7, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the effectiveness of the Amendment, the “Existing Credit Agreement”), by and among the Company, as borrower, the lenders from time to time party thereto, and the Agent.

The Amendment amends the Existing Credit Agreement (as so amended, the “Amended Credit Agreement”) to, among other things, (i) increase the total commitments under the senior secured revolving credit facility from $250 million to approximately $400 million on the Effective Date, (ii) provide for an uncommitted “accordion” feature, pursuant to which the aggregate commitments under the senior secured revolving credit facility may be increased by an additional amount of approximately $150 million, subject to the availability of additional lender commitments and satisfaction of certain other conditions, and (iii) eliminate the $150 million sublimit previously applicable to the issuance of letters of credit. The Amendment also provides for the release of collateral from the security interest of the Agent upon the occurrence of certain conditions as set forth in the Amendment.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 23, 2026	TERAWULF INC.

By:	/s/ Patrick A. Fleury
Name:	Patrick A. Fleury
Title:	Chief Financial Officer